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                                   EXHIBIT A

                             JOINT FILING AGREEMENT



    The undersigned hereby agree that the statement on Schedule 13G with respect to the Class A Common Stock of Angeles Participating Mortgage Trust dated February 8, 1995 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Dated:  February 8, 1995              ANGELO, GORDON & CO., L.P.

                                      By:   AG Partners, L.P.
                                            General Partner


                                            By:  /s/ Michael L. Gordon
                                                 -----------------------------
                                                 Name:   Michael L. Gordon
                                                 Title:  General Partner



                                      /s/ John M. Angelo
                                      ----------------------------------------
                                      JOHN M. ANGELO



                                      /s/ Michael L. Gordon
                                      ----------------------------------------
                                      MICHAEL L. GORDON